UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 6, 2007

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

 (303) 660-3933
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2007 (the “Closing Date”), Sanz Inc., a Colorado corporation (“Sanz”), a wholly-owned subsidiary of San Holdings, Inc. (the “Company”) and Solunet Storage, Inc, a Delaware corporation (“Solunet”), a wholly-owned subsidiary of Sanz, entered into the Thirteenth Amendment to the Credit and Security Agreement dated as of August 6, 2007 (the “Amendment”) to the existing $12 million revolving credit facility (the “Wells Facility”) that Sanz and Solunet maintain with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“Wells Fargo”). The borrowings of Sanz and Solunet under the Wells Facility are guaranteed by the Company. The Amendment is filed as Exhibit 10.01 to this Report, and the material terms and conditions set forth therein are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, Sanz and Solunet (collectively, the “Seller”), sold certain tangible and intangible assets (the “Assets”) relating to and comprising the EarthWhere division of the Company (the “Division”) to SPADAC, Inc, a Delaware corporation (the “Purchaser”) all pursuant to an Asset Purchase Agreement dated as of August 6, 2007 (the “Asset Purchase Agreement”) attached as Exhibit 2.01 to this Report. The Division’s business related to the development and sale of geospatial data management and distribution solutions. The Company and the Seller (and their affiliates, directors, officers and associates) are not related to the Purchaser other than with respect to the sale of the Assets under the Asset Purchase Agreement.

The Assets sold include, without limitation, all contracts, personal property, the entire line of products of the Division, the software included in or part of any version of the products of the Division, the intellectual property rights related to the operations of the Division and all business records, product documentation, marketing documents, customer and vendor lists and the rights of the Seller related to the operations of Division and such products. The Assets were sold to Purchaser for six hundred thousand dollars ($600,000) payable as follows: (a) cash in the amount of three hundred thousand dollars ($300,000) payable on the Closing Date; and (b) cash in the amount of three hundred thousand dollars ($300,000), payable at such time as the Purchaser has received from the Seller with respect to each listed contract (i) a consent or governmental authorization for assignment of such contract, (ii) a sublicense of such contract or (iii) written notice from Seller setting forth in reasonable detail an explanation as the legal requirements or other reasons restricting such consent or sublicense. The Asset Purchase Agreement contains representations and warranties, post closing covenants, provisions regarding the treatment of invoices, non-competition and non-solicitation provisions, indemnification and other industry standard terms, as more fully set forth in Exhibit 2.01. The sale of the Assets was previously approved by the Board of Directors of the Company and the Seller.

The Seller has agreed to deposit the proceeds from the sale of the Assets when received into certain collateral accounts established under the Amendment to the Wells Facility.

As a result of the above-mentioned transaction, the Company will no longer own or operate its geospatial data management and distribution solutions business known as EarthWhere. The pro forma effect of the sale of EarthWhere on the Company is set forth in Item 9.01(b) hereof.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required as part of this item is being provided below as follows:

I.	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2007
II.	Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2007
III.	Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2006

The following unaudited pro forma consolidated balance sheet as of March 31, 2007, and unaudited pro forma consolidated statements of operations for the three months ended March 31, 2007 and for the year ended December 31, 2006 adjust the historical financial information of the Company to reflect the sale of assets relating to and comprising the Earthwhere division of the Company. The unaudited pro forma balance sheet and the pro forma statements of operations were prepared as if the transactions were consummated on March 31, 2007. The unaudited pro forma adjustments are based on estimates and assumptions explained in further detail in the accompanying notes.

On June 29, 2007 (the “Effective Date”) the Company effected a reverse stock split of its common stock, no par value per share (the “Common Stock”), whereby each twenty-five (25) shares of Common Stock, issued and outstanding, immediately prior to the Effective Date was reclassified and changed into one (1) fully-paid and nonassessable share of Common Stock (the “Reverse Split”). No fractional shares were issued under the Reverse Split, and each fractional share that would have been issued as a result of the Reverse Split was rounded up to the nearest whole share.

The Reverse Split was approved by the Board of Directors of the Company in May 2006 and by a majority of the Company’s shareholders at the Company’s 2006 annual meeting of shareholders. The Reverse Split did not alter the par value of the Common Stock, or modify any voting rights or other terms of the Common Stock and did not require an amendment to the Company’s Articles of Incorporation under Colorado law. All historical share amounts, common stock prices and common stock price per share data contained in this report have been restated to reflect the Reverse Split.

The unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes, which are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on May 15, 2007 and April 17, 2007, respectively. The unaudited pro forma information presented is not necessarily indicative of the results that would have actually occurred had the transactions been consummated on the dates or for the periods indicated or which may occur in the future.

SAN Holdings, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2007
(in thousands)

	Historical Amounts	Pro Forma Adjustments		Pro Forma As Adjusted

Assets
Current assets:
Cash and cash equivalents	$-	$-		$-
Accounts receivable, net	7,215	-		7,215
Inventory	202	-		202
Deferred maintenance contracts	1,695	-		1,695
Prepaid expenses and other current assets	409	-		409
Total current assets	9,521	-		9,521

Non-current assets:
Property and equipment, net	435	(110)	a	325
Capitalized software, net	1,565	(1,565)	a	-
Goodwill	1,289	(1,289)	a	-
Intangible assets, net	632	(11)	a	621
Other assets	198	-		198
Total non-current assets	4,119	(2,975)		1,144

Total assets	$13,640	$(2,975)		$10,665

Liabilities and Stockholders' Deficit Current Liabilities:
Line of credit - Wells Fargo Bank, N.A.	$2,113	$(550)	a	$1,563
Line of credit - Harris N.A.	4,500	-		4,500
Accounts payable	7,873	-		7,873
Accrued expenses	2,474	-		2,474
Deferred revenue	2,667	(197)	a	2,470
Notes payable - related parties	785	-		785
Notes payable - outside investors	382	-		382
Total current liabilities	20,794	(747)		20,047

Long-term liabilities:
Long-term debt - Sun Solunet, LLC - related party	5,795	-		5,795
		-		-
Total liabilities	26,589	(747)		25,842

Stockholders' deficit:
Preferred stock	9,067	-		9,067
Common stock	33,032	-		33,032
Warrants and stock options	20,477	-		20,477
Accumulated deficit	(75,525)	(2,228)	a	(77,753)
Total stockholders' deficit	(12,949)	(2,228)		(15,177)

Total liabilities and stockholders' deficit	$13,640	$(2,975)		$10,665

(a) To reflect the receipt of proceeds from the sale of Earthwhere of approximately $600 and recorded as paydown on the Wells Fargo line of credit, less estimated transaction related costs and the elimination of Earthwhere's assets and liabilities.

SAN Holding, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the three months ended March 31, 2007
(in thousands, except share and per share data)

	Historical Amounts	Pro Forma Adjustments		Pro Forma After Sale
Revenue:
Product sales and vendor supplied services	$5,855	$(93)	b	$5,762
Consulting and engineering services	1,241	(480)	b	761
Maintenance services and maintenance contract fees	1,454	(87)	b	1,367
Total Revenue	8,550	(660)		7,890

Cost of Revenue:
Product sales and vendor supplied services	4,699	(164)	b	4,535
Consulting and engineering services	786	(288)	b	498
Maintenance services and maintenance contract fees	925	(62)	b	863
Total cost of revenue	6,410	(514)		5,896

Gross Profit	2,140	(146)		1,994

Operating Expenses:
Selling, engineering, general and administrative	4,910	(679)	b	4,231
Depreciation and amortization of intangibles	102	(18)	b	84
Total operating expenses	5,012	(697)		4,315

Loss from operations	(2,872)	551		(2,321)

Other Income (Expense):
Sun Solunet, LLC - related party	(175)	-		(175)
Bank and other	(216)	-		(216)
Total interest expense	(391)	-		(391)

Other Income (Expense)	(18)	-		(18)

Net Loss from continuing operations	(3,281)	551		(2,730)

Discontinued operations, net of tax	-	(2,779)	b	(2,779)

Loss before dividends accrued	(3,281)	(2,228)		(5,509)

Dividends accrued for holders of convertible Series A Preferred Stock	(104)	-		(104)

Net income (loss) applicable to common shares	$(3,385)	$(2,228)		$(5,613)

Basic and diluted weighted average common shares outstanding	4,704,953	-		4,704,953

Basic and diluted income (loss) per common share for continuing operations	$(0.72)	-	c	$(0.60)

Basic and diluted income (loss) per common share for discontinued operations	$-	-		$(0.59)

Basic and diluted income (loss) per common share for net income (loss)	$(0.72)	-		$(1.19)

(b) To reflect the elimination of Earthwhere's revenues and expenses for the applicable period and to reflect the asset impairment and loss from disposal of $2,228
(c) Includes dividends accrued for holders of convertible Series A Preferred Stock

SAN Holding, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2006
(in thousands, except share and per share data)

	Historical Amounts	Pro Forma Adjustments		Pro Forma After Sale
Revenue:
Product sales and vendor supplied services	$45,530	$(1,796)	d	$43,734
Consulting and engineering services	6,450	(1,053)	d	5,397
Maintenance services and maintenance contract fees	6,765	(257)	d	6,508
Total Revenue	58,745	(3,106)		55,639

Cost of Revenue:
Product sales and vendor supplied services	36,517	(1,113)	d	35,404
Consulting and engineering services	3,884	(642)	d	3,242
Maintenance services and maintenance contract fees	4,309	(68)	d	4,241
Total cost of revenue	44,710	(1,823)		42,887

Gross Profit	14,035	(1,283)		12,752

Operating Expenses:
Selling, engineering, general and administrative	17,532	(3,239)	d	14,293
Charge for goodwill impairment	21,519			21,519
Charge for impairment of intangible asset	800			800
Depreciation and amortization of intangibles	783	(133)	d	650
Total operating expenses	40,634	(3,372)		37,262

Loss from operations	(26,599)	2,089		(24,510)

Other Income (Expense):
Sun Solunet, LLC - related party	(732)	-		(732)
Bank and other	(742)	-		(742)
Total interest expense	(1,474)	-		(1,474)

Benefit (charge for change in estimated fair value of derivative financial instruments - warrants
-related parties	(1,191)	-		(1,191)
-outside investors	817	-		817

Charge for fair value of Warrants in excess of net cash proceeds	(924)	-		(924)

Charge due to the agreement to reprice Warrants
-related parties	(1,489)	-		(1,489)
-outside investors	(825)	-		(825)

Liquidated damages payable under registration rights agreement
-related parties	(751)	-		(751)
-outside investors	(366)	-		(366)

Other income (expense)	(110)	-		(110)

Loss before income taxes	(32,912)	2,089		(30,823)

Income tax (expense) benefit	(45)	-		(45)

Net Loss from continuing operations	(32,957)	2,089		(30,868)

SAN Holding, Inc.
Unaudited Pro Forma Consolidated Statements of Operations - Continued
For the Year Ended December 31, 2006
(in thousands, except share and per share data)

	Historical Amounts	Pro Forma Adjustments		Pro Forma After Sale
Discontinued operations, net of tax	-	-		-

Loss before deemed dividend and dividends accrued	(32,957)	2,089		(30,868)

Deemed dividend related to beneficial conversion feature of convertible Series A Preferred Stock	(4,539)	-		(4,539)

Common stock dividends accrued for holders of convertible Series A Preferred Stock	(340)	-		(340)

Net income (loss) applicable to common shares	$(37,836)	$2,089		$(35,747)

Basic and diluted weighted average common shares outstanding	4,647,109	-		4,647,109

Basic and diluted income (loss) per common share for continuing operations	$(8.14)	-	(e)	$(7.69)

Basic and diluted income (loss) per common share for discontinued operations	$-	-		$-

Basic and diluted income (loss) per common share for net income (loss)	$(8.14)	-		$(7.69)

(d) To reflect the elimination of Earthwhere's revenues and expenses for the applicable period
(e) Includes dividends accrued for holders of Series A Preferred Stock and deemed dividend related to beneficial conversion feature of convertible Series A Preferred Stock

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

2.01
Asset Purchase Agreement dated August 6, 2007 among SANZ Inc., Solunet Storage Inc. and SPADAC, Inc. Confidential treatment has been requested for certain exhibits to this document. The confidential portions have been omitted and filed separately with the SEC pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

10.01
Thirteenth Amendment to Credit Agreement dated August 6, 2007 among SANZ Inc., Solunet Storage Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ Todd A. Oseth
Todd A. Oseth, Chief Executive Officer and President

Date: August 10, 2007